Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 (File Nos. 333-280270 and 333-285174) of Tempus AI, Inc. of our report dated February 24, 2025 relating to the financial statements which appears in Tempus AI, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

August 8, 2025